Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 1, 2004 by and between NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation (the “Company”), and the persons identified on Schedule A hereto (each a “Holder” and collectively, together with their respective successors and assigns permitted under Section 7.3 hereof, the “Holders”).

WHEREAS, Excel Realty Partners, L.P., a Delaware limited partnership (the “Partnership”) and Mingo Marketplace, LC, a Utah limited liability company (the “Seller”), are entering into a transaction whereby the Seller will contribute the shopping center property known as “Mingo Marketplace” to the Partnership (such transaction, the “Transaction”) and, in connection therewith, the Partnership is issuing an aggregate of 369,257 limited partner units in the Partnership (such units, the “Units”) to the Holders as set forth opposite their names on Schedule A hereto;

WHEREAS, pursuant to the terms of Section 8.6 and the other related provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (such agreement, as amended from time to time, the “Partnership Agreement”), commencing on the first anniversary of the date of issuance, and subject to the various limitations contained in the Partnership Agreement and other instruments being delivered in connection with the Transaction, the Holders will be entitled to redeem their Units for cash or, at the Company’s election, shares of common stock, par value $0.01 per share, of the Company (“Common Stock”);

WHEREAS, the Company has agreed to grant to the Holders the Registration Rights (as defined in Section 1 hereof);

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.                     REGISTRATION  RIGHTS

Subject to the various terms and conditions of the Partnership Agreement and the limitations upon Holders’ redemption of the Units set forth in other instruments being delivered in connection with the Transaction, if any Holder receives shares of Common Stock upon redemption of Units held by such Holder (“Redemption Shares”), then, unless the Redemption Shares are issued to the Holder pursuant to an Issuer Registration Statement as provided in Section 2 hereof, each Holder shall be entitled to offer the Redemption Shares for sale pursuant to a shelf registration statement, subject to the terms and conditions set forth in Section 3 hereof (the “Registration Rights”).

SECTION 2.                        ISSUER REGISTRATION STATEMENT

Subject to the provisos set forth in the following sentence, the Company shall use commercially reasonable efforts to, during the period beginning fifteen (15) days prior to the date the Holders are first permitted to redeem the Units pursuant to the Partnership Agreement and ending fifteen (15) days thereafter, cause to be filed with the Securities and Exchange Commission (the “Commission”) a registration statement (an “Issuer Registration Statement”) that complies as to form in all material respects with applicable Commission rules providing for the registration of the Redemption Shares to be issued to the Holders.  The Company shall use commercially reasonable efforts to cause the Issuer Registration Statement to be declared effective by the Commission as soon as practicable following the filing thereof; provided, that the Company shall be entitled to postpone the filing, or the effectiveness, of the Issuer Registration Statement if (i) the Company is actively pursuing an underwritten primary offering of equity securities, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Issuer Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Issuer Registration Statement would be expected, in the Company’s reasonable determination, to cause the Issuer Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance a “Suspension Event”); provided, however, that the Company may not delay the filing, or the effectiveness, of the Issuer Registration Statement for more than sixty (60) days. The Company agrees to use commercially reasonable efforts to keep such Issuer Registration Statement continuously effective until such time as the Holders no longer own any Units.  Anything contained herein to the contrary notwithstanding, in the event that the Redemption Shares are issued by the Company to the Holders pursuant to an Issuer Registration Statement, the Company shall be deemed to have satisfied all of its registration obligations under this Agreement in respect of such Redemption Shares.

SECTION 3.                     DEMAND REGISTRATION RIGHTS

3.1  (a)  Registration Procedure.  Unless such Redemption Shares have been included in the filing of an Issuer Registration Statement as provided in Section 2 hereof, then, subject to Sections 3.1(c) and 3.2 hereof, any Holder may deliver to the Company, at any time after the last date on which an Issuer Registration Statement may be filed as provided in Section 2 hereof, a written notice (a “Registration Notice”) informing the Company of its desire to have the Redemption Shares underlying its Units registered for sale (such Redemption Shares, together with all additional shares of Common Stock which may be issued in the future upon redemption of any remaining Units held by such Holder, referred to herein as the “Registrable Securities”); provided, however, that if the Redemption Shares have been included in the Issuer Registration Statement and the Issuer Registration Statement has not been declared effective by the Commission within ninety (90) days after the original filing date or the Company is unable to keep such Issuer Registration Statement effective until such time as the Holder no longer owns any Units, such Holder shall be entitled to exercise the rights provided under this Section 3.1.  Upon receipt of the Registration Notice, if the Company has not already caused the Registrable

Securities to be included as part of an existing shelf registration statement and related prospectus that the Company then has on file with, and has been declared effective by, the Commission and which remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (the “Shelf Registration Statement”) (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 3), then the Company will cause to be filed with the Commission as soon as reasonably practicable after receiving the Registration Notice, but in no event more than sixty (60) days following receipt of such notice, a new registration statement and related prospectus (the “New Registration Statement”) that complies as to form in all material respects with applicable Commission rules providing for the sale by such Holder of the Registrable Securities, and agrees (subject to Section 3.2 hereof) to use commercially reasonable efforts to cause the New Registration Statement to be declared effective by the Commission as soon as practicable. (As used herein, “Registration Statement” and “Prospectus” refer to the Shelf Registration Statement and related prospectus (including any preliminary prospectus) or the New Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy Holder’s Registration Rights pursuant to this Section 3, including, in each case, any documents incorporated therein by reference.)

Subject to Section 3.2 hereof, the Company agrees to use commercially reasonable efforts to keep the Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date that is two (2) years after the date of effectiveness of the Registration Statement, (ii) the date on which all of the Redemption Shares held by the Holder are eligible for immediate sale pursuant to Rule 144(k) (or any successor provision) or in a single transaction under Rule 144(e) (or any successor provision) under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) the date on which the Holder consummates the sale of all of the Redemption Shares.  Notwithstanding the foregoing, the Company may at any time, in its sole discretion and prior to receiving a Registration Notice from any Holder, include all of any Holder’s Redemption Shares or any portion thereof in any Registration Statement (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 3.1(a) so long as such shelf Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission).

(b)  Offers and Sales.  All offers and sales by a Holder under the Registration Statement shall be completed within the period during which the Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission.  Upon notice that such shelf Registration Statement is no longer effective no Holder will offer or sell the Registrable Securities under the Registration Statement.  If directed in writing by the Company, each Holder will return all undistributed copies of the Prospectus in its possession upon the expiration of such period.

(c)  Limitations on Registration Rights.  Holders, together with all permitted assignees of such Holders pursuant to Section 7.3 hereof, shall be entitled collectively to eight (8) exercises of the Registration Rights under Section 3.1(a).  The right of any Holder to deliver a Registration Notice commences upon the first date the Holder is permitted to redeem the Units pursuant to the Partnership Agreement and other instruments being delivered in connection with the Transaction.  The right of any Holder under this Section 3.1 shall expire upon the earlier of (i) the later to occur of (a) the date that is ten (10) years from the date hereof and (b) the date that is six (6) months after the occurrence of a Step-Up Event (as defined below) with respect to at least ninety-five percent (95%) of the Units issued to the Holder in connection with the Transaction or (ii) the date on which all of the Redemption Shares held by the Holder or issuable upon redemption of the Units held by the Holder are eligible for immediate sale pursuant to Rule 144(k) (or any successor provision) or in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Securities Act.  The Registration Rights granted pursuant to this Section 3 may not be exercised in connection with any underwritten public offering by the Company or by any Holder without the prior written consent of the Company.  A “Step-Up Event” shall be deemed to have occurred with respect to any Units when the basis of such Units for federal income tax purposes is adjusted to fair market value by reason of either death or a gain recognition event.

3.2  Suspension of Offering.  Notwithstanding Section 3.1(a) hereof, the Company shall be entitled to postpone the filing of the Registration Statement, and from time to time to require Holders not to sell under the Registration Statement or to suspend the effectiveness thereof, upon the occurrence of a Suspension Event; provided, however, that the Company may not delay, suspend or withdraw the Registration Statement for more than sixty (60) days at any one time, or more than twice in any twelve (12) month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in the written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, each Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

3.3  Qualification.  The Company agrees to use commercially reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement or during the period offers or sales are being made by the Holders after delivery of a Registration Notice to the Company, whichever is shorter, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the

Holders in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject.

3.4  Obligations of the Company.  When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 3.1 of this Agreement, subject to Section 3.2 hereof, the Company shall:

(a)  prepare and file with the Commission such amendments and supplements as to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in Section 3.1(a) above;

(b)  furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(c)  promptly notify the Holders: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(d)  promptly use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(e)  if the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any Prospectus with such exchange in compliance with Rule 153 under the Securities Act so that the Holders shall benefit from the prospectus delivery procedures described therein;

(f)  following receipt of a Registration Notice and thereafter until the sooner of completion, abandonment or termination of the offering or sale contemplated thereby and the expiration of the period during which the Company is required to maintain the effectiveness of the related Registration Statement as set forth in Section 3.1(a) above, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of the clauses (i) or (ii) of this Section 3.4(f), subject to Section 3.2 above, at the request of the Holders, the Company shall prepare and furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Redemption Shares being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)  use commercially reasonable efforts to cause all such Registrable Securities to be listed on the national securities exchange on which the Common Stock is then listed, if the listing of Registrable Securities is then permitted under the rules of such national securities exchange; and

(h)  if requested by any Holder participating in the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Redemption Shares to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company.

3.5  Obligations of the Holder.  In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Section 3, each Holder agrees to cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that it will (i) respond within ten (10) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus. As used in this Agreement, a “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

SECTION 4.                     INDEMNIFICATION; CONTRIBUTION

4.1  Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any of their partners, members, officers, directors, employees or representatives, as follows:

(i)                                     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 4.1 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred.

4.2  Indemnification by Holder.  Each Holder (and each permitted assignee of such Holder, on a several basis) severally and not jointly agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)                                     against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Holder; and

(iii)                               against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 4.2 shall only apply with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) any Holder’s failure to deliver an amended or supplemental Prospectus furnished to the Holder by the Company, if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.  Notwithstanding the provisions of this Section 4.2, a Holder and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the total proceeds to the Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of the Holder under the Registration Statement that is the subject of the indemnification claim.

4.3  Conduct of Indemnification Proceedings.  An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 4.1 or 4.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1 or 4.2 above.  If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party; and provided further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

4.4  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.1 and 4.2 above is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company and the relevant Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.4, a Holder shall not be required to contribute any amount in excess of the amount of the total proceeds to the Holder from sales of the Registrable Securities of the Holder under the Registration Statement that is the subject of the indemnification claim.

Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

SECTION 5.                        EXPENSES

The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Sections 2 and 3 above, including (i) all stock exchange, Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distribution of any Issuer Registration Statement or Registration Statement and Prospectus and all amendments and supplements thereto, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company.  Each Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of the Holder’s counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to this Agreement.

SECTION 6.                        RULE 144 COMPLIANCE

The Company covenants that it will use its best efforts to timely file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell the Redemption Shares pursuant to Rule 144 under the Securities Act. In connection with any sale, transfer or other disposition by a Holder of any Redemption Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Redemption Shares to be sold and not bearing any Securities Act legend, and enable certificates for such Redemption Shares to be for such number of shares and registered in such names as Holder may reasonably request at least five (5) Business Days prior to any sale of Redemption Shares hereunder.

SECTION 7.                        MISCELLANEOUS

7.1  Integration; Amendment.  This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

7.2  Waivers.  No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

7.3  Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may not be assigned by any Holder without the written consent of the Company;

provided, however, that a Holder may assign its rights and obligations hereunder, following at least ten (10) days prior written notice to the Company, to a permitted transferee in connection with a transfer of some or all of such Holder’s Units in accordance with the terms of the Partnership Agreement, if such transferee agrees in writing to be bound by all of the provisions hereof.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns, including, without limitation, any successor of the Company by merger, acquisition, reorganization, recapitalization or otherwise.

7.4  Notices.  All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, or overnight delivery service, to the parties at the addresses set forth opposite their signatures below, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 7.4 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection.  Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission.

7.5  Specific Performance.  The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

7.6  Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland, but not including the choice of law rules thereof.

7.7  Headings.  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

7.8  Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

7.9  Execution in Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

7.10  Severability.  If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

Signatures on following page

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.

Address:	COMPANY:

1120 Avenue of the Americas	NEW PLAN EXCEL REALTY TRUST, INC.
Suite 1200
New York, NY 10036
Fax No.: (212) 869-7460

	By:	/s/ Steven F. Siegel
Name: Steven F. Siegel
Title: Executive Vice President

Address:	HOLDERS:

3863 E. Brockbank Drive
Salt Lake City, Utah 84124
/s/ Warren P. King
Warren P. King

3863 E. Brockbank Drive
Salt Lake City, Utah 84124
/s/ Florence K. King
Florence K. King

3863 E. Brockbank Drive
Salt Lake City, Utah 84124
Warren P. King & Co., Ltd.

	By	/s/ Warren P. King
Name: Warren P. King
Title: General Partner

3863 E. Brockbank Drive
Salt Lake City, Utah 84124
W.P. King Company

	By	/s/ Warren P. King
Name: Warren P. King
Title: General Partner

1620 Sunset Oaks Drive
Salt Lake City, Utah 84108
/s/ Sam W. Souvall
Sam W. Souvall

2891 East 3300 South
Salt Lake City, Utah 84109
S. W. Souvall Co., LLC

	By	/s/ Sam W. Souvall
Name: Sam W. Souvall
Title: Manager

5230 North 16th Street
Phoenix, Arizona 85016
YSP, LLC

	By	/s/ George W. Souvall
Name: George W. Souvall
Title: Manager

2918 East Kennedy Drive
Salt Lake City, Utah 84108
/s/ Ann Souvall Sasich
Ann Souvall Sasich

2918 East Kennedy Drive
Salt Lake City, Utah 84108
/s/ Joseph Eli Sasich
Joseph Eli Sasich

/s/ Ann S. Sasich
Ann S. Sasich

2918 East Kennedy Drive
Salt Lake City, Utah 84108

JESCO L.L.C

	By	/s/ Joseph E. Sasich
Name: Joseph E. Sasich

SCHEDULE A

Holders	Units
(Name and Address)

Warren P. King	103,208
3863 E. Brockbank Drive
Salt Lake City, Utah 84124

Florence K. King	18,278
3863 E. Brockbank Drive
Salt Lake City, Utah 84124

Warren P. King & Co.	18,278
3863 E. Brockbank Drive
Salt Lake City, Utah 84124

WP King & Co.	44,865
3863 E. Brockbank Drive
Salt Lake City, Utah 84124

Sam W. Souvall	101,546
2891 East 3300 South
Salt Lake City, Utah 84109

S. W. Souvall Co., LLC	49,218
2891 East 3300 South
Salt Lake City, Utah 84109

YSP, LLC	17,447
5230 North 16th Street
Phoenix, Arizona 85016

Ann Souvall Sasich	3,955
2918 East Kennedy Drive
Salt Lake City, Utah 84108

Joseph Eli Sasich & Ann S. Sasich	3,323
2918 East Kennedy Drive
Salt Lake City, Utah 84108

JESCO L.L.C.	9,139
2918 East Kennedy Drive
Salt Lake City, Utah 84108